Exhibit 99

Snap-on Announces First Quarter 2014 Results

Diluted EPS of $1.62 increases 15.7%;
Operating earnings before financial services of 15.5% of sales improves 100 basis points;
First quarter sales up 6.2%

KENOSHA, Wis.--(BUSINESS WIRE)--April 17, 2014--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the first quarter of 2014.

  Sales of $787.5 million increased $45.8 million, or 6.2%, from 2013 levels; excluding $15.2 million of acquisition-related sales and $5.9 million of unfavorable foreign currency translation, organic sales increased 5.0%.
  Operating earnings before financial services of $121.7 million improved to 15.5% of sales as compared to $107.8 million, or 14.5% of sales, last year.
  Financial services operating earnings of $34.4 million increased $3.9 million, or 12.8%, from 2013 levels.
  Consolidated operating earnings of $156.1 million improved to 18.6% of revenues (net sales plus financial services revenue) as compared to $138.3 million, or 17.6% of revenues, last year.
  Net earnings of $95.9 million, or $1.62 per diluted share, compares with net earnings of $82.8 million, or $1.40 per diluted share, a year ago.

“Our first quarter results, including a 6.2% sales increase and a 15.7% rise in diluted earnings per share, represent an encouraging start for 2014,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “We believe that these results provide continued evidence that Snap-on’s value proposition of making work easier for serious professionals in workplaces of consequence is an ongoing strength as we continue to move forward along our clear runways for coherent growth: enhancing the franchise network, expanding in the vehicle repair garage, extending to critical industries and building in emerging markets. At the same time, our year-over-year 100 basis point improvement in operating margin further confirms the abundant potential of Snap-on Value Creation, our suite of principles and processes we employ every day around safety, quality, customer connection, innovation and rapid continuous improvement. Finally, these results would not have been possible without significant contributions from our franchisees and associates worldwide; I thank them for their ongoing and extraordinary commitment and dedication.”

Segment Results

Commercial & Industrial Group segment sales of $290.6 million in the quarter increased $24.2 million, or 9.1%, from 2013 levels. Excluding $3.1 million of unfavorable foreign currency translation, organic sales increased $27.3 million, or 10.4%, primarily due to higher sales to customers in critical industries and in the segment’s European-based hand tools business.

Operating earnings of $39.1 million in the period, including $2.1 million (80 basis points) of lower restructuring costs, increased $8.5 million from 2013 levels, and the operating margin (operating earnings as a percentage of segment sales) of 13.5% improved 200 basis points from 11.5% a year ago.

Snap-on Tools Group segment sales of $343.6 million in the quarter rose $16.3 million, or 5.0%, from 2013 levels, reflecting sales increases in both the company’s U.S. and international franchise operations. Excluding $3.1 million of unfavorable foreign currency translation, organic sales increased 6.0%.

Operating earnings of $49.2 million in the period increased $2.0 million from 2013 levels and the operating margin of 14.3% compared with 14.4% a year ago.

Repair Systems & Information Group segment sales of $262.7 million in the quarter increased $16.6 million, or 6.7%, from 2013 levels. Excluding $15.2 million of sales from Challenger Lifts, Inc., which was acquired May 2013, and $0.7 million of favorable foreign currency translation, organic sales increased $0.7 million as higher sales of diagnostic and repair information products to independent repair shop owners and managers were largely offset by lower sales to OEM dealerships.

Operating earnings of $58.1 million in the period, including $1.4 million (60 basis points) of higher restructuring costs, increased $1.6 million from 2013 levels and the operating margin of 22.1% compared with 23.0% a year ago.

Financial Services operating earnings of $34.4 million on revenue of $50.2 million in the quarter compared with operating earnings of $30.5 million on revenue of $44.0 million a year ago.

Corporate expenses of $24.7 million in the quarter compared with $26.5 million last year.

Outlook

In 2014, Snap-on expects to continue with the advancement of its strategic framework designed to enhance its mobile tool distribution network, expand in the vehicle repair garage, extend to critical industries and build in emerging markets. In pursuit of these initiatives, Snap-on anticipates that capital expenditures in 2014 will be in a range of $70 million to $80 million. Snap-on continues to expect that its full year 2014 effective income tax rate will be comparable to its 2013 rate.

Conference Call and Webcast April 17, 2014, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, April 17, 2014, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, including the accompanying slide presentation, visit www.snapon.com/sna and click on the link toward the bottom of the page. Additional detail about Snap-on is also available on the Snap-on website.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.1 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 28, 2013, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended
	March 29,	March 30,
	2014	2013

Net sales	$787.5	$741.7
Cost of goods sold	(408.8)	(384.8)
Gross profit	378.7	356.9
Operating expenses	(257.0)	(249.1)
Operating earnings before financial services	121.7	107.8

Financial services revenue	50.2	44.0
Financial services expenses	(15.8)	(13.5)
Operating earnings from financial services	34.4	30.5

Operating earnings	156.1	138.3
Interest expense	(13.7)	(13.6)
Other income (expense) – net	(0.1)	(0.6)
Earnings before income taxes
and equity earnings (loss)	142.3	124.1
Income tax expense	(44.3)	(38.8)
Earnings before equity earnings (loss)	98.0	85.3
Equity earnings (loss), net of tax	0.2	(0.2)
Net earnings	98.2	85.1
Net earnings attributable to noncontrolling interests	(2.3)	(2.3)
Net earnings attributable to Snap-on Inc.	$95.9	$82.8

Net earnings per share attributable to Snap-on Inc.:
Basic	$1.65	$1.42
Diluted	1.62	1.40

Weighted-average shares outstanding:
Basic	58.2	58.3
Effect of dilutive securities	0.9	0.9
Diluted	59.1	59.2

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended
	March 29,	March 30,
	2014	2013

Net sales:
Commercial & Industrial Group	$290.6	$266.4
Snap-on Tools Group	343.6	327.3
Repair Systems & Information Group	262.7	246.1
Segment net sales	896.9	839.8
Intersegment eliminations	(109.4)	(98.1)
Total net sales	$787.5	$741.7
Financial Services revenue	50.2	44.0
Total revenues	$837.7	$785.7

Operating earnings:
Commercial & Industrial Group	$39.1	$30.6
Snap-on Tools Group	49.2	47.2
Repair Systems & Information Group	58.1	56.5
Financial Services	34.4	30.5
Segment operating earnings	180.8	164.8
Corporate	(24.7)	(26.5)
Operating earnings	$156.1	$138.3
Interest expense	(13.7)	(13.6)
Other income (expense) – net	(0.1)	(0.6)
Earnings before income taxes
and equity earnings (loss)	$142.3	$124.1

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	March 29,	December 28,
	2014	2013

Assets
Cash and cash equivalents	$127.8	$217.6
Trade and other accounts receivable – net	559.0	531.6
Finance receivables – net	383.4	374.6
Contract receivables – net	65.9	68.4
Inventories – net	452.6	434.4
Deferred income tax assets	82.0	85.4
Prepaid expenses and other assets	99.0	84.2
Total current assets	1,769.7	1,796.2

Property and equipment – net	394.3	392.5
Deferred income tax assets	53.4	57.1
Long-term finance receivables – net	574.5	560.6
Long-term contract receivables – net	224.2	217.1
Goodwill	841.8	838.8
Other intangibles – net	189.6	190.5
Other assets	56.6	57.2
Total assets	$4,104.1	$4,110.0

Liabilities and Equity
Notes payable and current maturities of long-term debt	$16.4	$113.1
Accounts payable	160.1	155.6
Accrued benefits	53.6	48.1
Accrued compensation	70.5	95.5
Franchisee deposits	59.0	59.4
Other accrued liabilities	273.3	243.7
Total current liabilities	632.9	715.4

Long-term debt	859.9	858.9
Deferred income tax liabilities	145.3	143.8
Retiree health care benefits	40.6	41.7
Pension liabilities	135.4	135.8
Other long-term liabilities	86.3	84.0
Total liabilities	1,900.4	1,979.6

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	227.1	225.1
Retained earnings	2,394.1	2,324.1
Accumulated other comprehensive loss	(36.9)	(44.8)
Treasury stock at cost	(465.0)	(458.6)
Total shareholders' equity attributable to Snap-on Inc.	2,186.7	2,113.2
Noncontrolling interests	17.0	17.2
Total equity	2,203.7	2,130.4
Total liabilities and equity	$4,104.1	$4,110.0

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	March 29,	March 30,
	2014	2013

Operating activities:
Net earnings	$98.2	$85.1
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	13.4	12.5
Amortization of other intangibles	6.2	6.3
Provision for losses on finance receivables	6.2	3.9
Provision for losses on non-finance receivables	3.4	4.1
Stock-based compensation expense	8.6	9.5
Excess tax benefits from stock-based compensation	(6.9)	(4.0)
Deferred income tax provision	6.8	14.4
Gain on sale of assets	-	(0.1)
Changes in operating assets and liabilities:
Increase in trade and other accounts receivable	(31.0)	(12.3)
Increase in contract receivables	(5.9)	(6.5)
Increase in inventories	(18.5)	(3.1)
Increase in prepaid and other assets	(19.7)	(9.3)
Increase in accounts payable	7.0	9.9
Increase (decrease) in accruals and other liabilities	20.5	(34.7)
Net cash provided by operating activities	88.3	75.7

Investing activities:
Additions to finance receivables	(169.7)	(144.4)
Collections of finance receivables	139.4	122.5
Capital expenditures	(18.3)	(14.7)
Disposal of property and equipment	0.2	0.3
Other	(2.5)	(10.2)
Net cash used by investing activities	(50.9)	(46.5)

Financing activities:
Repayment of long-term debt	(100.0)	-
Repayments of short-term borrowings	-	(0.5)
Net increase in other short-term borrowings	4.0	6.6
Cash dividends paid	(25.6)	(22.1)
Purchase of treasury stock	(22.1)	(21.7)
Proceeds from stock purchase and option plans	12.8	7.4
Excess tax benefits from stock-based compensation	6.9	4.0
Other	(3.1)	(3.0)
Net cash used by financing activities	(127.1)	(29.3)

Effect of exchange rate changes on cash and cash equivalents	(0.1)	(0.8)
Decrease in cash and cash equivalents	(89.8)	(0.9)

Cash and cash equivalents at beginning of year	217.6	214.5
Cash and cash equivalents at end of period	$127.8	$213.6

Supplemental cash flow disclosures:
Cash paid for interest	$(26.2)	$(25.9)
Net cash paid for income taxes	(16.7)	(21.6)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	March 29,	March 30,	March 29,	March 30,
	2014	2013	2014	2013

Net sales	$787.5	$741.7	$-	$-
Cost of goods sold	(408.8)	(384.8)	-	-
Gross profit	378.7	356.9	-	-
Operating expenses	(257.0)	(249.1)	-	-
Operating earnings before financial services	121.7	107.8	-	-

Financial services revenue	-	-	50.2	44.0
Financial services expenses	-	-	(15.8)	(13.5)
Operating earnings from financial services	-	-	34.4	30.5

Operating earnings	121.7	107.8	34.4	30.5
Interest expense	(13.5)	(13.2)	(0.2)	(0.4)
Intersegment interest income (expense) – net	13.4	11.3	(13.4)	(11.3)
Other income (expense) – net	(0.1)	(0.7)	-	0.1
Earnings before income taxes
and equity earnings (loss)	121.5	105.2	20.8	18.9
Income tax expense	(36.7)	(31.9)	(7.6)	(6.9)
Earnings before equity earnings (loss)	84.8	73.3	13.2	12.0
Financial services – net earnings
attributable to Snap-on Inc.	13.2	12.0	-	-
Equity earnings (loss), net of tax	0.2	(0.2)	-	-
Net earnings	98.2	85.1	13.2	12.0
Net earnings attributable to noncontrolling interests	(2.3)	(2.3)	-	-
Net earnings attributable to Snap-on Inc.	$95.9	$82.8	$13.2	$12.0

* Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	March 29,	December 28,	March 29,	December 28,
	2014	2013	2014	2013

Assets
Cash and cash equivalents	$125.3	$214.4	$2.5	$3.2
Intersegment receivables	15.6	15.3	-	-
Trade and other accounts receivable – net	558.3	531.1	0.7	0.5
Finance receivables – net	-	-	383.4	374.6
Contract receivables – net	7.2	7.0	58.7	61.4
Inventories – net	452.6	434.4	-	-
Deferred income tax assets	67.7	71.1	14.3	14.3
Prepaid expenses and other assets	102.8	88.1	1.5	1.3
Total current assets	1,329.5	1,361.4	461.1	455.3

Property and equipment – net	392.8	390.9	1.5	1.6
Investment in Financial Services	197.5	193.7	-	-
Deferred income tax assets	53.3	56.8	0.1	0.3
Intersegment long-term notes receivable	127.5	9.6	-	-
Long-term finance receivables – net	-	-	574.5	560.6
Long-term contract receivables – net	12.1	12.0	212.1	205.1
Goodwill	841.8	838.8	-	-
Other intangibles – net	189.6	190.5	-	-
Other assets	58.4	58.9	1.1	1.1
Total assets	$3,202.5	$3,112.6	$1,250.4	$1,224.0

Liabilities and Equity
Notes payable and current maturities of long-term debt	$16.4	$13.1	$-	$100.0
Accounts payable	156.6	150.7	3.5	4.9
Intersegment payables	-	-	15.6	15.3
Accrued benefits	53.6	48.1	-	-
Accrued compensation	69.0	91.9	1.5	3.6
Franchisee deposits	59.0	59.4	-	-
Other accrued liabilities	252.4	229.5	29.1	22.2
Total current liabilities	607.0	592.7	49.7	146.0

Long-term debt and intersegment long-term debt	-	-	987.4	868.5
Deferred income tax liabilities	143.7	142.7	1.6	1.1
Retiree health care benefits	40.6	41.7	-	-
Pension liabilities	135.4	135.8	-	-
Other long-term liabilities	72.1	69.3	14.2	14.7
Total liabilities	998.8	982.2	1,052.9	1,030.3

Total shareholders' equity attributable to Snap-on Inc.	2,186.7	2,113.2	197.5	193.7
Noncontrolling interests	17.0	17.2	-	-
Total equity	2,203.7	2,130.4	197.5	193.7
Total liabilities and equity	$3,202.5	$3,112.6	$1,250.4	$1,224.0

* Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561